Loretta Food Group Inc.
                             Intellectual Property

     The tradename "Loretta" for which U.S. trademark applications have been filed.

     The tradenames "Sweet Valley", for which Canadian trademark applications have been filed.

     The Company or its subsidiaries have registered the "Amigos" trademark in U.S.

     The Company or its subsidiaries have registered the following trademarks in
Canada:

                                    Loretta
                                     Donna
                                  B.B.Q. Plus
                                  Palm Spices
                                     Amigos
                                 Jimmy Pop Corn
                                  Rich'n Moist
                                 Rich'n Fluffy
                                    Puddin'
                              Jelly / Jelly Powder
                            The Ultimate Pie Filling
                                  Sweet Source
                                   1st Prize
                                  County Fair
                                  Sports Nuts
                              Original Treasurers